[Letterhead of S.B. Hoover & Company, L.L.P.]

Exhibit 16-1

November 17, 2003

Office of the Chief Accountant

SECPS Letter File

Securities and Exchange Commission

Mail Stop 9-5

450 Fifth Street, N.W.

Washington, D.C. 20549

Dear Sir/Madam:

We have read paragraphs 2 and 3 of Item 4 included in the Form 8-K dated November 13, 2003 of Pioneer Bankshares, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ S. B. HOOVER & COMPANY, L.L.P.

cc: Thomas R. Rossazza